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                                  EXHIBIT 99.4

                        GENERAL GROWTH PROPERTIES, INC.

                 DIRECT REGISTRATION TRANSFER INSTRUCTION FORM

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

    FOR USE BY "STREET NAME" SHAREHOLDERS OF GENERAL GROWTH PROPERTIES, INC.


Dear "Street Name" Shareholder:

    General Growth Properties, Inc.'s common stock is Direct Registration System eligible. What this means is that you can now take advantage of the newest form of book-entry share registration--Direct Registration. Direct Registration allows you to register your shares on the books of the company and keep your broker account information intact. This provides you with total portability should you wish to sell your shares either through your broker or through the company. In addition, once your broker initiates your Direct Registration transfer, you are eligible as a registered shareholder to participate in General Growth Properties, Inc.'s direct stock purchase plan.

    If you want to transfer any of your "street name" shares to Direct Registration, you can either:

1. Call your broker and provide him or her with the following information and instructions or

2. Fill out the form below with the information known to you and present it to your broker.

                        DIRECT REGISTRATION INSTRUCTIONS

    Authorization and instructions to my broker to transfer ____________ of my shares from "street name" to a registered position through the Direct Registration System. This transfer should be processed by my broker via the
                         Night Auto Withdrawal-By-Transfer (NWTI) function
through the Depository Trust Company (DTC) coded as a "S" transaction.

NAME:
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ADDRESS:
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SOCIAL SECURITY OR TAX ID#:
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BROKER/DEALER ACCOUNT #:
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COMPANY:.................................       General Growth Properties, Inc.

CUSIP #:.................................       _______________________________

ISSUE:...................................       Common Stock

BROKER/DEALER NAME:
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BROKER/DEALER ID #:
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TRANSFER AGENT:...............................  ChaseMellon Shareholder Services

TRANSFER AGENT TELEPHONE #:...................  1-888-000-0000 (Toll Free)

Signature of "Street Name" Owner:
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Date:
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